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EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT


NAME                                               JURISDICTION OF INCORPORATION
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
Integra Bank NA                                    United States
 * IBNK Leasing Corp.                              State of Indiana
 * Integra Illinois Investment Co., LLC            State of Delaware
 ** Integra Loan Company, LLC                      State of Delaware
 *** Total Title Services, LLC                     State of Indiana
Integra Capital Trust II                           State of Delaware
Integra Capital Statutory Trust III                State of Connecticut
Integra Reinsurance Company, LTD                   Turks and Caicos Islands

*   - Wholly owned subsidiary of Integra Bank NA
**  - Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA
*** - Seventy-one percent ownership by Integra Bank NA